Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Indroneel Chatterjee
Chief Financial Officer
T: +352 2469 7988
E: Indroneel.Chatterjee@altisource.com

ALTISOURCE ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Luxembourg, October 26, 2017 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today reported financial results for the third quarter of 2017, reporting service revenue of $224.3 million, net income attributable to Altisource of $7.0 million, adjusted net income attributable to Altisource(1) of $13.4 million, diluted earnings per share of $0.38 and adjusted diluted earnings per share(1) of $0.73.

Compared to the second quarter of 2017, service revenue declined by 6% due to the normal runoff of Ocwen Financial Corporation’s (“Ocwen”) portfolio, seasonality in the property inspection and preservation business and fewer home sales in the buy-renovate-sell business, partially offset by growth in the renovation management business. Compared to the third quarter of 2016, service revenue declined by 6% primarily from the normal runoff of Ocwen’s portfolio and Altisource Residential Corporation’s (“RESI”) smaller portfolio of non-performing loans and REO, partially offset by growth in referrals of higher fee property preservation services, growth in revenue in the buy-renovate-sell business, which began operations in the second half of 2016, and growth in the renovation management business.

Compared to the second quarter of 2017, diluted earnings per share and adjusted diluted earnings per share(1) declined by 21% and 17%, respectively, primarily from lower service revenue in certain higher margin businesses. Compared to the third quarter of 2016, diluted earnings per share and adjusted diluted earnings per share(1) declined by 30% and 19%, respectively. These declines were driven by higher investments to support the Company’s growth initiatives and service revenue mix changes. Revenue mix changes were the result of growth in the lower margin buy-renovate-sell and renovation businesses and revenue declines in other higher margin businesses primarily from the normal runoff of Ocwen’s portfolio and RESI’s smaller portfolio of non-performing loans and REO. The declines in diluted earnings per share and adjusted diluted earnings per share(1) were partially offset by a lower effective tax rate in the third quarter of 2017 compared to the third quarter of 2016.

Third Quarter 2017 Highlights Include(2):

•	Strong quarter with service revenue of $224.3 million, operating cash flow of $34.6 million and adjusted operating cash flow(1) of $44.1 million

–
On target to exceed the mid-point of our full year 2017 scenarios for service revenue and to be within the range of the midpoint of our full year 2017 scenarios(3) for adjusted diluted earnings per share

•	Growing diversification momentum with non-Ocwen/non-New Residential Investment Corp. (“NRZ”) client revenue

–	Three notable recent wins in the Servicer Solutions business and one in the Origination Solutions business (in the third quarter and early fourth quarter)

–	Tangible improvements in lead conversions in the Consumer Real Estate Solutions business

–
Continued transition of the Real Estate Investor Solutions business with a focus on (1) directly buying, renovating, leasing and selling homes, (2) providing renovation management services and (3) developing and growing our rental and investor property data sales

•	Continued execution on opportunistic debt and share repurchases

–	Purchased $24.1 million of the Company’s senior secured term loan at an average discount of 7.5%, generating a $1.5 million gain

–	Repurchased 273 thousand shares of Altisource’s common stock at an average price of $23.48 per share

•	Prior investments and long-term contractual relationships provide strong free cash flow generation and a high degree of visibility into future earnings

–
On August 28, 2017, entered into a long-term Cooperative Brokerage Agreement with NRZ, one of the largest and most active owners of non-GSE MSRs in the industry, to provide REO brokerage services on NRZ MSRs subserviced by Ocwen and certain other non-Ocwen subserviced MSR portfolios, and a letter of intent to enter into a Services Agreement within 60 days

–	Engaged in constructive negotiations with NRZ on the Services Agreement

–
Effective as of October 23, 2017, entered into an amendment with NRZ to extend the term of the letter of intent to provide the parties until January 12, 2018 to finalize the Services Agreement, as further described in the Company’s third quarter 2017 Form 10-Q

•
Committed to investing in growth initiatives given our success in the Mortgage Market segment and our ability to leverage our experience and expansive suite of offerings to grow the newer Real Estate Market businesses

“With a very active sales pipeline and three notable recent wins in the Servicer Solutions and one in the Origination Solutions business, we are beginning to see an acceleration of the new and existing customer wins that we anticipated were going to occur earlier in the year. These recent client wins, in conjunction with our sales pipeline, strong contractual cash flows, and the continued development of our newer businesses, pave the path for a very bright future,” said Chief Executive Officer William B. Shepro.

Mr. Shepro further commented, “I am pleased with our continued strong cash flow generation, which allows us to opportunistically repurchase our debt and common stock and invest in the future growth of the Company. Since December 31, 2014, we have reduced our debt by $166.5 million, including voluntary purchases of $150.1 million par value of our debt at a weighted average discount of 11.9%, bringing our net debt less marketable securities(1) to $264.9 million at the end of the third quarter.”

Third Quarter 2017 Results Compared to Second Quarter 2017 and Third Quarter 2016:

•	Service revenue of $224.3 million, a 6% decrease compared to the second quarter 2017 and a 6% decrease compared to the third quarter 2016

•	Income before income taxes and non-controlling interests of $10.4 million, a 15% decrease compared to the second quarter 2017 and a 45% decrease compared to the third quarter 2016

•	Pretax income attributable to Altisource(1) of $9.6 million, a 17% decrease compared to the second quarter 2017 and a 47% decrease compared to the third quarter 2016

•	Adjusted pretax income attributable to Altisource(1) of $18.2 million, a 13% decrease compared to the second quarter 2017 and a 38% decrease compared to the third quarter 2016

•	Net income attributable to Altisource of $7.0 million, a 23% decrease compared to the second quarter 2017 and a 34% decrease compared to the third quarter 2016

•	Adjusted net income attributable to Altisource(1) of $13.4 million, a 19% decrease compared to the second quarter 2017 and a 24% decrease compared to the third quarter 2016

•	Diluted earnings per share of $0.38, a 21% decrease compared to the second quarter 2017 and a 30% decrease compared to the third quarter 2016

•	Adjusted diluted earnings per share(1) of $0.73, a 17% decrease compared to the second quarter 2017 and a 19% decrease compared to the third quarter 2016

•	Cash from operations of $34.6 million, a 12% increase compared to the second quarter 2017 and a 6% decrease compared to the third quarter 2016

________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	Applies to the third quarter of 2017 unless otherwise indicated.

(3)	The scenarios have been adjusted to reflect the anticipated impact of the agreements with NRZ and certain operational changes.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, various risks relating to the transactions described herein, including in respect of the satisfaction of closing conditions to New Residential Investment Corp.’s acquisition of the covered MSR portfolios, including obtaining the necessary third-party approvals; uncertainties as to the timing or completion of transfers related to New Residential Investment Corp.’s acquisition of the covered MSR portfolios; potential litigation relating to the transactions; the possibility of early termination of the Cooperative Brokerage Agreement; the possibility that Altisource and New Residential Investment Corp. will not be able to negotiate a satisfactory services agreement; the inability to obtain, or delays in achieving, the expected benefits of the transactions, as well as, Altisource’s ability to integrate acquired businesses, retain key executives or employees, retain existing customers and attract new customers, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss our third quarter results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing market. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Service revenue
Mortgage Market	$189,615	$199,176	$583,002	$584,740
Real Estate Market	21,113	21,231	64,649	68,805
Other Businesses, Corporate and Eliminations	13,580	19,375	44,603	61,841
Total service revenue	224,308	239,782	692,254	715,386
Reimbursable expenses	9,866	12,080	31,786	41,317
Non-controlling interests	805	883	2,107	1,973
Total revenue	234,979	252,745	726,147	758,676
Cost of revenue	165,032	161,922	506,458	475,919
Reimbursable expenses	9,866	12,080	31,786	41,317
Gross profit	60,081	78,743	187,903	241,440
Selling, general and administrative expenses	46,622	53,886	146,793	161,709
Income from operations	13,459	24,857	41,110	79,731
Other income (expense), net:
Interest expense	(5,599)	(5,952)	(16,862)	(18,481)
Other income (expense), net	2,497	(109)	8,015	2,608
Total other income (expense), net	(3,102)	(6,061)	(8,847)	(15,873)

Income before income taxes and non-controlling interests	10,357	18,796	32,263	63,858
Income tax provision	(2,591)	(7,324)	(7,615)	(12,808)

Net income	7,766	11,472	24,648	51,050
Net income attributable to non-controlling interests	(805)	(883)	(2,107)	(1,973)

Net income attributable to Altisource	$6,961	$10,589	$22,541	$49,077

Earnings per share:
Basic	$0.39	$0.57	$1.23	$2.63
Diluted	$0.38	$0.54	$1.20	$2.49

Weighted average shares outstanding:
Basic	18,023	18,715	18,337	18,669
Diluted	18,429	19,568	18,854	19,738

Comprehensive income:
Net income	$7,766	$11,472	$24,648	$51,050
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on securities, net of income tax benefit (provision) of $2,054, $(2,070), $(78), $889, respectively	(5,530)	5,016	212	(2,156)

Comprehensive income, net of tax	2,236	16,488	24,860	48,894
Comprehensive income attributable to non-controlling interests	(805)	(883)	(2,107)	(1,973)

Comprehensive income attributable to Altisource	$1,431	$15,605	$22,753	$46,921

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION(1)
(in thousands)
(unaudited)

	Three months ended September 30, 2017
(in thousands)	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$189,615	$21,113	$13,580	$224,308
Reimbursable expenses	8,842	1,008	16	9,866
Non-controlling interests	805	—	—	805
	199,262	22,121	13,596	234,979
Cost of revenue	137,466	23,497	13,935	174,898
Gross profit (loss)	61,796	(1,376)	(339)	60,081
Selling, general and administrative expenses	28,006	4,208	14,408	46,622
Income (loss) from operations	33,790	(5,584)	(14,747)	13,459
Total other income (expense), net	26	—	(3,128)	(3,102)

Income (loss) before income taxes and non-controlling interests	$33,816	$(5,584)	$(17,875)	$10,357

	Three months ended September 30, 2016
(in thousands)	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$199,176	$21,231	$19,375	$239,782
Reimbursable expenses	11,762	285	33	12,080
Non-controlling interests	883	—	—	883
	211,821	21,516	19,408	252,745
Cost of revenue	138,646	16,634	18,722	174,002
Gross profit	73,175	4,882	686	78,743
Selling, general and administrative expenses	29,903	6,961	17,022	53,886
Income (loss) from operations	43,272	(2,079)	(16,336)	24,857
Total other income (expense), net	10	—	(6,071)	(6,061)

Income (loss) before income taxes and non-controlling interests	$43,282	$(2,079)	$(22,407)	$18,796

(1)
Effective January 1, 2017, our reportable segments changed as a result of changes in our internal organization. Prior year comparable period segment disclosures have been restated to conform to the current year presentation.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION(1)
(in thousands)
(unaudited)

	Nine months ended September 30, 2017
(in thousands)	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$583,002	$64,649	$44,603	$692,254
Reimbursable expenses	29,071	2,665	50	31,786
Non-controlling interests	2,107	—	—	2,107
	614,180	67,314	44,653	726,147
Cost of revenue	421,942	72,484	43,818	538,244
Gross profit (loss)	192,238	(5,170)	835	187,903
Selling, general and administrative expenses	86,493	14,084	46,216	146,793
Income (loss) from operations	105,745	(19,254)	(45,381)	41,110
Total other income (expense), net	138	—	(8,985)	(8,847)

Income (loss) before income taxes and non-controlling interests	$105,883	$(19,254)	$(54,366)	$32,263

	Nine months ended September 30, 2016
(in thousands)	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$584,740	$68,805	$61,841	$715,386
Reimbursable expenses	39,809	1,424	84	41,317
Non-controlling interests	1,973	—	—	1,973
	626,522	70,229	61,925	758,676
Cost of revenue	408,412	47,946	60,878	517,236
Gross profit	218,110	22,283	1,047	241,440
Selling, general and administrative expenses	90,498	18,755	52,456	161,709
Income (loss) from operations	127,612	3,528	(51,409)	79,731
Total other income (expense), net	144	—	(16,017)	(15,873)

Income (loss) before income taxes and non-controlling interests	$127,756	$3,528	$(67,426)	$63,858

(1)
Effective January 1, 2017, our reportable segments changed as a result of changes in our internal organization. Prior year comparable period segment disclosures have been restated to conform to the current year presentation.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$114,123	$149,294
Available for sale securities	46,044	45,754
Accounts receivable, net	63,177	87,821
Prepaid expenses and other current assets	59,880	42,608
Total current assets	283,224	325,477

Premises and equipment, net	80,823	103,473
Goodwill	86,283	86,283
Intangible assets, net	128,289	155,432
Deferred tax assets, net	7,214	7,292
Other assets	10,568	11,255

Total assets	$596,401	$689,212

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$83,352	$83,135
Accrued litigation settlement	—	32,000
Current portion of long-term debt	5,945	5,945
Deferred revenue	9,746	8,797
Other current liabilities	10,982	19,061
Total current liabilities	110,025	148,938

Long-term debt, less current portion	414,431	467,600
Other non-current liabilities	7,796	10,480

Commitments, contingencies and regulatory matters

Equity:
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 17,905 outstanding as of September 30, 2017; 25,413 shares authorized and issued and 18,774 outstanding as of December 31, 2016)	25,413	25,413
Additional paid-in capital	111,457	107,288
Retained earnings	342,111	333,786
Accumulated other comprehensive loss	(1,533)	(1,745)
Treasury stock, at cost (7,508 shares as of September 30, 2017 and 6,639 shares as of December 31, 2016)	(414,668)	(403,953)
Altisource equity	62,780	60,789

Non-controlling interests	1,369	1,405
Total equity	64,149	62,194

Total liabilities and equity	$596,401	$689,212

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended September 30,
	2017	2016

Cash flows from operating activities:
Net income	$24,648	$51,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,411	27,521
Amortization of intangible assets	27,143	36,432
Change in the fair value of acquisition related contingent consideration	24	(1,174)
Share-based compensation expense	3,237	4,692
Bad debt expense	3,101	763
Gain on early extinguishment of debt	(5,419)	(5,464)
Amortization of debt discount	225	307
Amortization of debt issuance costs	625	850
Deferred income taxes	—	17
Loss on disposal of fixed assets	2,776	30
Changes in operating assets and liabilities:
Accounts receivable	21,543	3,505
Prepaid expenses and other current assets	(17,272)	(10,167)
Other assets	760	496
Accounts payable and accrued expenses	165	7,005
Other current and non-current liabilities	(41,838)	(9,828)
Net cash provided by operating activities	47,129	106,035

Cash flows from investing activities:
Additions to premises and equipment	(7,485)	(16,525)
Acquisition of businesses, net of cash acquired	—	(9,617)
Purchase of available for sale securities	—	(48,219)
Change in restricted cash	(73)	—
Other investing activities	—	266
Net cash used in investing activities	(7,558)	(74,095)

Cash flows from financing activities:
Repayment and repurchases of long-term debt	(48,600)	(49,237)
Proceeds from stock option exercises	2,084	8,876
Purchase of treasury shares	(24,995)	(34,321)
Distributions to non-controlling interests	(2,143)	(1,637)
Payment of tax withholding on issuance of restricted shares	(1,088)	—
Net cash used in financing activities	(74,742)	(76,319)

Net decrease in cash and cash equivalents	(35,171)	(44,379)
Cash and cash equivalents at the beginning of the period	149,294	179,327

Cash and cash equivalents at the end of the period	$114,123	$134,948

Supplemental cash flow information:
Interest paid	$16,203	$17,244
Income taxes paid, net	15,445	14,178

Non-cash investing and financing activities:
Increase in payables for purchases of premises and equipment	$52	$2,458

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Pretax income attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource, adjusted diluted earnings per share, adjusted operating cash flow and net debt less marketable securities are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income before income taxes and non-controlling interests, net income attributable to Altisource, diluted earnings per share, operating cash flow or long-term debt, including current portion as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability more on a continuing cost basis as they exclude amortization expense related to acquisitions that occurred in prior periods as well as the effect of more significant non-recurring items from earnings and cash flows from operations and long-term debt net of cash on hand and marketable securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-recurring items enables comparability to prior period performance and trend analysis.

It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.

Pretax income attributable to Altisource is calculated by deducting non-controlling interests from income before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by adding intangible asset amortization expense to pretax income attributable to Altisource. Adjusted net income attributable to Altisource is calculated by adding intangible asset amortization expense (net of tax) to GAAP net income attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net income attributable to Altisource plus intangible asset amortization expense (net of tax), by the weighted average number of diluted shares. Adjusted operating cash flow is calculated by adding short-term real estate investments related to the buy-renovate-sell program to cash provided by operating activities. Net debt less marketable securities is calculated as long-term debt, including current portion, less cash and cash equivalents and marketable securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended September 30,		Three months ended June 30,	Nine months ended September 30,
	2017	2016	2017	2017	2016

Income before income taxes and non-controlling interests	$10,357	$18,796	$12,160	$32,263	$63,858

Non-controlling interests	(805)	(883)	(687)	(2,107)	(1,973)
Pretax income attributable to Altisource	9,552	17,913	11,473	30,156	61,885
Intangible asset amortization expense	8,604	11,465	9,393	27,143	36,432

Adjusted pretax income attributable to Altisource	$18,156	$29,378	$20,866	$57,299	$98,317

Net income attributable to Altisource	$6,961	$10,589	$9,035	$22,541	$49,077

Intangible asset amortization expense	8,604	11,465	9,393	27,143	36,432
Tax benefit from intangible asset amortization	(2,152)	(4,467)	(1,883)	(6,407)	(7,307)
Intangible asset amortization expense, net of tax	6,452	6,998	7,510	20,736	29,125

Adjusted net income attributable to Altisource	$13,413	$17,587	$16,545	$43,277	$78,202

Diluted earnings per share	$0.38	$0.54	$0.48	$1.20	$2.49

Intangible asset amortization expense, net of tax, per diluted share	0.35	0.36	0.40	1.10	1.48

Adjusted diluted earnings per share	$0.73	$0.90	$0.88	$2.30	$3.96

Weighted average shares outstanding - diluted	18,429	19,568	18,836	18,854	19,738

Cash provided by operating activities	$34,612
Investments in short-term real estate	9,530
Adjusted operating cash flow	$44,142

	Sept. 30, 2017
Long-term debt, including current portion	$425,067
Less: Cash and cash equivalents	(114,123)
Less: Marketable securities	(46,044)
Net debt less marketable securities	$264,900
__________________________
Note: Amounts may not add to the total due to rounding.